SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) September 29, 1997 (4/30/97)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
         ------------

     On April 30, 1997, the stockholders of the Company approved an amendment to the Charter to increase the number of authorized shares of DuPont common stock in order to effect a two-for-one stock split. On June 12, 1997, one additional share of common stock was delivered to stockholders of record at the close of business on May 15, 1997.


Item 7.  Financial Statements
         --------------------

     The following pro forma financial information reflects the two-for-one stock split on an historical basis:

Attachment I - Five-Year Financial Review 1992 through 1996














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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




September 29, 1997









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                                                               Attachment I


                                           E. I. du Pont de Nemours and Company
                                                Five-Year Financial Review
                                           ------------------------------------
                                          (Dollars in millions, except per share)



                                                             1996         1995        1994          1993          1992
                                                          ----------   ----------   ---------   ------------   -----------
Summary of Operations
---------------------
Sales                                                     $  43,810    $  42,163    $ 39,333    $  37,098      $ 37,799
Earnings Before Income Taxes                              $   5,981    $   5,390    $  4,382    $     958      $  1,811
Provision for income Taxes                                $   2,345    $   2,097    $  1,655    $     392      $    836
Net Income                                                $   3,636    $   3,293    $  2,727    $     566<F2>  $    975<F2>
Earnings Per Share of Common Stock<F1>                    $    3.23    $    2.81    $   2.00    $     .41      $    .72

Financial Position at Year End
------------------------------
Working Capital                                           $     116    $  (1,776)   $  3,543    $   1,460      $  2,002
Total Assets                                              $  37,987    $  37,312    $ 36,892    $  37,053      $ 38,870
Borrowings and Capital Lease Obligations:
  Short Term                                              $   3,910    $   6,157    $  1,292    $   2,796      $  3,799
  Long Term                                               $   5,087    $   5,678    $  6,376    $   6,531      $  7,193
Stockholders' Equity                                      $  10,709    $   8,436    $ 12,822    $  11,230      $ 11,765

Ratios
------
Dividends as Percent of Cash Provided by Operations              20%          18%         22%          22%           27%
Cash Provided by Operations as Percent of Total Debt             71%          57%         74%          58%           40%
Total Debt as percent of Total Capitalization                    44%          58%         37%          45%           48%
Return on Average Investors' Capital                           19.9%        17.9%       14.6%         4.0%          5.9%
Net Income As Percent of Average Stockholders' Equity          37.8%        32.7%       22.6%         4.8%          8.1%

General
-------
For the Year:
  Capital Expenditures                                    $   3,730    $   3,643    $  3,241    $   3,725      $  4,524
  Depreciation, Depletion and Amortization                $   2,621    $   2,722    $  2,976    $   2,833      $  2,655
  Research and Development Expense                        $   1,032    $   1,067    $  1,047    $   1,132      $  1,277
    As Percent of Sales for:
      Chemicals and Specialties Businesses                      4.2%         4.2%        4.5%         5.1%          5.6%
      Petroleum                                                 0.2%         0.2%        0.3%         0.3%          0.4%
Average Number of Shares Outstanding (millions)<F1>           1,121        1,170       1,360        1,353         1,347
Dividends Per Common Share<F1>                            $   1.115    $   1.015    $    .91    $     .88      $    .87
Common Stock Prices:<F1>
  High                                                    $49 11/16    $36   1/2    $31 3/16    $26 15/16      $27 7/16
  Low                                                     $34 13/16    $26  5/16    $24  1/8    $22   1/4      $21  3/4
  Year-End Close                                          $47  1/16    $34 15/16    $28 1/16    $24   1/8      $23 9/16
At Year End:
  Employees (thousands)                                          97          105         107          114           125
  Common Stockholders of Record (thousands)                     158          166         172          181           188
  Book Value Per Common Share<F1>                         $    9.29    $    7.38    $   9.24    $    8.11      $   8.54

--------------------------
<F1> Restated to reflect two-for-one split of common stock effective
     May 15, 1997.
<F2> Before extraordinary item in 1993 and 1992 and transition effect of accounting charges in 1992.

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